UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2005

Health Net, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21650 Oxnard Street, Woodland Hills, California 91367

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 676-6000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On January 28, 2005, Health Net, Inc. and Jeffrey Folick, Executive Vice President, Regional Health Plans & Specialty Services, entered into a second amendment (the “Second Amendment”) to the employment letter agreement between Health Net and Mr. Folick dated as of May 22, 2002 (the “Original Agreement”), as amended on July 2, 2004 (the “First Amendment” and, together with the Second Amendment the “Amendments”).

The following is a brief summary of the material terms of the Amendments and is not intended to be a complete description of all of the terms thereof. For further information, please see the copy of the First Amendment, which is filed as Exhibit 10.1 to Health Net’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 and incorporated herein by reference, and a copy of the Second Amendment which is attached as Exhibit 10.1 to this report and incorporated herein by reference. A copy of the Original Agreement is filed as Exhibit 10.16 to Health Net’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

The Amendments provide Mr. Folick with the option, exercisable by notifying Health Net in writing no earlier than June 1, 2005, but no later than November 30, 2005, to terminate his employment with Health Net effective thirty days following the date of such notice (the “Effective Date”), provided, that Mr. Folick signs a waiver and release of claims and a restrictive covenant agreement (each substantially in the form attached to the First Amendment), and receive, in lieu of any other severance benefits and participation in Health Net’s 2005 Management Incentive Plan (“2005 MIP”), the following incentive package (the “Incentive Package”): (i) a lump-sum payment equal to two times Mr. Folick’s base salary in effect immediately prior to the Effective Date, benefit continuation for an initial six-month period and payment of COBRA premiums for up to an additional eighteen-month period, and (ii) a bonus award equal to 50% of his 2005 MIP target opportunity (which target opportunity is 80% of his base salary), provided, that Mr. Folick satisfies certain conditions more fully set forth in the Second Amendment.

If Mr. Folick elects the Incentive Package, he will be prohibited from exercising any of his then vested stock options until after his employment with Health Net has terminated.

If Mr. Folick timely elects the Incentive Package and his employment is thereafter terminated by Health Net without Cause (as defined in the Original Agreement) before the Effective Date, Mr. Folick will remain eligible to receive the Incentive Package, subject to the terms and conditions set forth in the Amendments. If Mr. Folick is terminated for Cause before the Effective Date, he will not be eligible to receive the Incentive Package.

If Mr. Folick voluntarily terminates his employment at any time before June 30, 2005 (except as the result of his timely election to receive the Incentive Package, or for Good Reason (as defined in the Original Agreement) within two years after a change in control of Health Net), Mr. Folick will not be eligible to receive any severance benefits or any amounts under the Incentive Package.

If Mr. Folick does not timely elect the Incentive Package, he will remain subject to the terms and conditions of the Original Agreement.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

10.1	Amended Employment Letter Agreement dated as of January 28, 2005 between Health Net, Inc. and Jeffrey Folick

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2005	HEALTH NET, INC.

	By:	/s/ B. Curtis Westen
B. Curtis Westen
Senior Vice President, General Counsel and Secretary